                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) APRIL 15, 2002
                                                          --------------

                                NRG ENERGY, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


               001-15891                                41-1724239
       (Commission File Number)              (IRS Employer Identification No.)


    901 MARQUETTE AVENUE, SUITE 2300                    MINNEAPOLIS, MN 55402
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code   612-373-5300
                                                           ------------



          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS

On April 15, 2002, NRG Energy, Inc. issued a $150 million subordinated convertible note to its majority shareholder, Xcel Energy, Inc., to evidence a loan from Xcel Energy to NRG in the amount of $150 million. The loan was made to NRG as part of Xcel Energy's planned infusion of $600 million of equity into NRG. The $150 million loan follows a previous subordinated loan of $300 million made by Xcel Energy to NRG in March 2002.

The $150 million subordinated convertible note bears interest at a per annum rate equal to 30-day LIBOR plus 0.90%. Payments on unpaid principal, together with interest, are due quarterly in arrears, but NRG will not make any payments of principal or interest on the note so long as NRG has senior indebtedness outstanding. The note is subordinated to all of NRG's present and future secured and unsecured obligations for borrowed money or guarantees. Xcel Energy may, at its option, at any time so long as New York Stock Exchange rules do not require prior approval of NRG shareholders, cause NRG to convert the full amount of the note into an aggregate number of shares of NRG's common stock equal to the sum of the then outstanding principal amount of the note and all accrued but unpaid interest divided by the price per share on the date specified in Xcel Energy's notice to convert. The price per share would be determined by the Independent Committee of the NRG board of directors, and approved by the Finance Committee of the Xcel Energy board, but at a price per share not less than the average closing price for the NRG common stock on the New York Stock Exchange during the five-trading day period prior to the date of conversion. Xcel Energy has confirmed to NRG that it intends to cancel this debt if its currently-pending exchange offer for NRG's outstanding common stock is successfully completed and it consummates a "short form" merger with NRG, thereby effectively making a capital contribution to NRG. If the offer and merger are not completed, Xcel Energy has said that it plans to convert the note into NRG common stock.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NRG Energy, Inc.
                                             (Registrant)



                                             By /s/  Leonard A. Bluhm
                                                 Leonard A. Bluhm
                                                 Executive Vice President
                                                 and Chief Financial Officer
                                                 (Principal Financial Officer)



Dated:  April 16, 2002